Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001

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October 13, 2023
OneMain Holdings, Inc.
OneMain Finance Corporation
601 N.W. Second Street
Evansville, Indiana 47708

Re:	OneMain Holdings, Inc. and OneMain Finance Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to OneMain Holdings, Inc., a Delaware corporation (“OMH”), and OneMain Finance Corporation, an Indiana corporation (“OMFC”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by OMH and OMFC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to (A) the issuance and sale by OMH from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of OMH

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

(the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of OMH (the “Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between OMH and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) debt securities of OMH (the “OMH Debt Securities”), which may be issued in one or more series under an indenture (the “OMH Indenture”) proposed to be entered into by OMH and Wilmington Trust, National Association, as trustee, the form of which is filed as an exhibit to the Registration Statement, (v) warrants of OMH to purchase shares of Common Stock, shares of Preferred Stock or OMH Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by OMH and one or more warrant agents to be named therein, (vi) purchase contracts of OMH (“Purchase Contracts”) obligating the holders thereof to purchase from OMH, and OMH to sell to such holders, shares of Common Stock, shares of Preferred Stock or OMH Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by OMH and one or more purchase contract agents to be named therein, (vii) purchase units of OMH (the “Purchase Units”), each representing ownership of a Purchase Contract and OMH Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by OMH and one or more purchase unit agents to be named therein and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of OMH Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, OMH Debt Securities or Warrants or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”) and (B) the issuance and sale by OMFC from time to time, pursuant to Rule 415 of the Rules and Regulations, of debt securities of OMFC (the “OMFC Debt Securities” and, together with the OMH Debt Securities, the “Debt Securities”), which may be issued in one or more series under the indenture, dated as of December 3, 2014 (the “OMFC Base Indenture”), among OMFC, OMH, as guarantor, and Wilmington Trust, National Association, as trustee, as amended and supplemented by the Fourteenth Supplemental Indenture, dated as of June 20, 2023 (the “OMFC Fourteenth Supplemental Indenture” and, together with the OMFC Base Indenture, the “OMFC Indenture,” and the OMFC Indenture, together with the OMH Indenture, the “Indentures”), among OMFC, OMH, Wilmington Trust, National Association, as original trustee, and HSBC Bank USA, National Association, as series trustee, each of which is filed as an exhibit to the Registration Statement. The Registration Statement also relates to the issuance and sale from time to time (a) by OMH of guarantees of the OMFC Debt Securities to be issued under the OMFC Indenture (the “OMH Guarantees”) and (b) by OMFC of guarantees of the OMH Debt Securities to be issued under the OMH Indenture (the “OMFC Guarantees” and, together with the OMH Guarantees, the “Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, OMH Debt Securities, Warrants, Purchase Contracts, Purchase Units, Indeterminate Securities and OMH Guarantees offered pursuant to the

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

Registration Statement are collectively referred to herein as the “OMH Securities.” The OMFC Debt Securities and the OMFC Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “OMFC Securities.” The OMH Securities and the OMFC Securities are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the Registration Statement;
(b)the form of OMH Indenture filed as an exhibit to the Registration Statement;
(c)an executed copy of the OMFC Indenture;
(d)an executed copy of a certificate of Connie E. Eiseman, Senior Vice President and Corporate Secretary of OMH, dated the date hereof (the “OMH Secretary’s Certificate”);
(e)a copy of the Restated Certificate of Incorporation of OMH, as amended, certified by the Secretary of State of the State of Delaware as of October 12, 2023 and certified pursuant to the OMH Secretary’s Certificate;
(f)a copy of the Amended and Restated Bylaws of OMH, as amended and in effect as of the date hereof and certified pursuant to the OMH Secretary’s Certificate; and
(g)a copy of certain resolutions of the Board of Directors of OMH, adopted on November 19, 2014 and October 12, 2023, certified pursuant to the OMH Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of OMH and OMFC and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of OMH, OMFC and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of OMH and OMFC and others and of public officials, including those in the OMH Secretary’s Certificate.

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).
As used herein, “Transaction Documents” means the Depositary Agreements, the Indentures and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.
The opinions stated in paragraphs 1 through 9 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by OMH or OMFC, as applicable, and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of OMH or OMFC, as applicable, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of OMH or OMFC, as applicable, have taken all related action as directed by or under the direction of the Board of Directors of OMH or OMFC, as applicable; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Restated Certificate of Incorporation of OMH, as amended, the Amended and Restated Bylaws of OMH, as amended, the Amended and Restated Articles of Incorporation of OMFC, as amended, and the Amended and Restated By-laws of OMFC, as amended, as applicable, so as not to violate any applicable law, the Restated Certificate of Incorporation of OMH, as amended, the Amended and Restated Bylaws of OMH, as amended, the Amended and Restated Articles of Incorporation of OMFC, as amended, or the Amended and Restated By-laws of OMFC, as amended, as applicable, or result in a default under or breach of any agreement or instrument binding upon OMH or OMFC, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over OMH or OMFC, as applicable.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.With respect to any shares of Common Stock offered by OMH, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the share registry of OMH and delivered upon payment of the agreed-

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of OMH under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.
2.With respect to the shares of any series of Preferred Stock offered by OMH, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of OMH, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the share registry of OMH and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of OMH under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.
3.With respect to any Depositary Shares offered by OMH, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by OMH, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, the Offered Depositary Shares evidenced by such Receipts will entitle the registered holder thereof to the rights specified in such Receipt and in the Deposit Agreement.
4.With respect to any series of OMH Debt Securities offered by OMH, including any Indeterminate Securities constituting OMH Debt Securities of such series (the “OMH Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the OMH Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”), (c) the issuance, sale and terms of the OMH Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the OMH Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the OMH Indenture and any other applicable Transaction Document and issued and sold or otherwise distributed in

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the OMH Offered Debt Securities will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.
5.With respect to any series of OMFC Debt Securities offered by OMFC, including any Indeterminate Securities constituting OMFC Debt Securities of such series (the “OMFC Offered Debt Securities” and, together with the OMH Offered Debt Securities, the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the OMFC Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (c) the certificates evidencing the OMFC Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the OMFC Indenture and any other applicable Transaction Document and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the OMFC Offered Debt Securities will constitute valid and binding obligations of OMFC, enforceable against OMFC in accordance with their respective terms under the laws of the State of New York.
6.With respect to any Guarantee offered by OMH or OMFC, as applicable, of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) with respect to any OMFC Guarantee, the OMH Indenture has been qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Documents and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of OMH or OMFC, as applicable, enforceable against OMH or OMFC, as applicable, in accordance with their respective terms under the laws of the State of New York.
7.With respect to any Warrants offered by OMH (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or OMH Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by OMH and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH,

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

enforceable against OMH in accordance with their respective terms under the laws of the State of New York.
8.With respect to any Purchase Contracts offered by OMH (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or OMH Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by OMH and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.
9.With respect to any Purchase Units offered by OMH (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Depository Shares, OMH Debt Securities, Warrants, Purchase Contracts and/or Purchase Units included in such Offered Purchase Units have been duly authorized for issuance by OMH, or, in the case of debt obligations of third parties, including U.S. Treasury securities, included in such Offered Purchase Units, have been duly authorized for sale by OMH and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;
(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;
(g)we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;
(h)we have assumed that the choice of New York law to govern each Indenture and any supplemental indenture thereto is a valid and legal provision;
(i)we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;
(j)we have assumed that the OMH Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;
(k)we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of OMH or OMFC, as applicable, are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated;
(l)we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligations of OMH or OMFC, as applicable, under the applicable Indenture or any right of contribution of any party with respect to the Offered Guarantees; and

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

(m)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
In addition, in rendering the foregoing opinions we have assumed that:
(a)OMFC (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which OMFC is a party;
(b)OMFC has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which OMFC is a party;
(c)neither the execution and delivery by OMH or OMFC of the Transaction Documents to which OMH or OMFC is a party nor the performance by OMH or OMFC of their respective obligations thereunder, including the issuance and sale of the applicable Securities: (i) in the case of OMFC, conflicts or will conflict with the certificate of incorporation, bylaws, or any other comparable organizational document of OMFC, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which OMH or OMFC or their respective properties are subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which OMH or OMFC or their respective properties are subject, or (iv) violates or will violate any law, rule or regulation to which OMH or OMFC or their respective properties are subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and
(d)neither the execution and delivery by OMH or OMFC of the Transaction Documents to which OMH or OMFC is a party nor the performance by OMH or OMFC of their respective obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
Jeffrey M. Gershon, Associate General Counsel of OMFC, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.2 to the Registration Statement.

OneMain Holdings, Inc.
OneMain Finance Corporation
October 13, 2023

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MJS